EXHIBIT 10(b)
                      Written Consent of Ernst & Young LLP

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Accountants" and to the use of our report dated February 21, 1997, with respect to the statutory-basis financial statements and schedules of Western Reserve Life Assurance Co. of Ohio incorporated by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-24959) and related Prospectuses of WRL Series Annuity Account.

                                                               ERNST & YOUNG LLP

Des Moines, Iowa
December 22, 1997